UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 02, 2026

SYNDAX PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37708	32-0162505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 THIRD AVENUE FLOOR 9
NEW YORK, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 419-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 2, 2026, Syndax Pharmaceuticals, Inc. (the “Company”) issued a press release and presentation announcing its financial results for the quarter ended September 30, 2026. A copy of the press release and presentation are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information contained in this Item 2.02 and in Exhibits 99.1 and 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On November 2, 2026, the Company issued a press release announcing that Keith A. Goldan will retire as the Company’s Chief Financial Officer, principal accounting and financial officer and treasurer effective November 9, 2026, after which he will continue as an advisor for an interim period until his retirement. Prior to his retirement date, Mr. Goldan will assist with the transition of his responsibilities. Mr. Goldan’s compensation as an advisor will be materially consistent with his current compensation. The Company thanks Mr. Goldan for his dedicated service to the Company as its Chief Financial Officer. The Company also announced that Aaron A. Ondrey will join the Company as Chief Financial Officer, effective November 9, 2026. In connection with Mr. Ondrey’s appointment as Chief Financial Officer, the Company’s board of directors also appointed him principal accounting and financial officer and treasurer of the Company.

Prior to joining the Company, Mr. Ondrey served as Chief Financial Officer of Beren Therapeutics, a private company, since September 2025. Before joining Beren, Mr. Ondrey was Chief Financial Officer of Rocket Pharmaceuticals, a publicly traded company, from March 2024 until September 2025, and Chief Financial Officer of Mirati Therapeutics, a publicly traded company from September 2023 until January 2024, and Senior Vice President, FP&A, from July 2022 through August 2023. From January 2020 until July 2022, Mr. Ondrey served as Vice President, Finance, at Arena Pharmaceuticals, a publicly traded company. Mr. Ondrey also previously served in financial roles of increasing responsibility at Alexion Pharmaceuticals and Regeneron Pharmaceuticals, each publicly traded companies. Mr. Ondrey received a B.S. in Finance from Case Western Reserve University.

There are no arrangements or understandings with the Company pursuant to which Mr. Ondrey was appointed to serve as Chief Financial Officer. There are no family relationships between Mr. Ondrey and any director or executive officer of the Company and there are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Ondrey was a participant.

In connection with his appointment, the Company entered into an employment agreement with Mr. Ondrey, effective November 2, 2026 (the “Employment Agreement”), providing for the terms of his employment, including (i) an annual base salary of $543,000; (ii) an annual target bonus equal to 45% of his base salary; and (iii) a one-time grant of an option to purchase 270,000 shares of the Company’s common stock, exercisable at a price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on November 9, 2026, the date of grant. Twenty-five percent (25%) of the shares subject to such option shall vest on the one-year anniversary of the vesting commencement date, and one forty-eighth (1/48th) of the shares of common stock subject to such option shall vest monthly thereafter over the following thirty-six (36) months until all of the shares subject to such option are fully vested, subject to continued service.

The Employment Agreement further provides that in the event Mr. Ondrey’s employment is terminated without “cause,” as defined in the Employment Agreement, or he terminates his employment for “good reason,” as defined in the Employment Agreement, he is entitled to (i) a lump sum severance payment equal to nine months base salary, (ii) payment on his behalf of up to nine months of health insurance benefits continuation and (iii) with respect to equity awards granted to Mr. Ondrey prior to the date of his termination, accelerated vesting and the lapse of any reacquisition or repurchase rights that the Company holds with respect to such equity awards for the portion of such equity awards that would have otherwise vested within the 12-month period following the date of Mr. Ondrey’s termination were he to remain employed with the Company during such 12-month period. If Mr. Ondrey’s employment is terminated without cause or he terminates his employment for good reason within three months prior to, or 12 months after, a “change in control” of the Company, as defined in the Employment Agreement, he is instead entitled to (a) a lump sum severance payment equal to the sum of 18 months base salary and 100% of the greater of (1) the average annual target performance bonus paid to him for the preceding three years or (2) his annual target performance bonus in effect as of the change in control, (b) payment on his behalf of up to 18 months of health insurance benefits continuation and (c) full accelerated vesting on all of his unvested options and the lapse of any reacquisition or repurchase rights that the Company holds with respect to any other equity award granted to him pursuant to any of the Company’s equity incentive plans. In order to receive his severance benefits, Mr. Ondrey must sign a general release of claims.

In connection with his appointment as Chief Financial Officer Mr. Ondrey entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-208861) filed with the SEC on January 4, 2016.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated November 2, 2026, by and between the Company and Aaron A. Ondrey
99.1	Press Release, dated November 2, 2026
99.2	Corporate Presentation, dated November 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Michael A. Metzger
Michael A. Metzger
Chief Executive Officer

Dated: November 2, 2026